UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2017

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017 Kennametal Inc. (“Kennametal” or the “Company”) approved Patrick S. Watson to serve as Vice President Finance and Corporate Controller of the Company effective March 1, 2017. Mr. Watson will report to Vice President and Chief Financial Officer, Jan Kees van Gaalen, and will succeed Martha Fusco, who served as the Company’s Corporate Controller since December 1, 2009. Ms. Fusco will remain with the Company in the role of Vice President Finance, Industrial Business Segment.
Mr. Watson, age 44, has been with the Company since April 2004, most recently holding the position of Vice President Finance, Industrial Business Segment. Previously, Mr. Watson served as Finance Director for the Company’s European business from August 2011 to August 2014 and prior to that, served as Director of Mergers and Acquisitions and Financial Analysis from April 2010 to August 2011.
In connection with his employment, Mr. Watson will be entering into an employment agreement with Kennametal, effective as of March 1, 2017 under the Company’s current standard form of Employment Agreement for executives (“Employment Agreement”) and the Company’s standard Indemnification Agreement.
The Employment Agreement does not specify any term, nor does it specify the executive officer’s base salary, bonus award, if any, or any other compensation for services (all of which are determined and periodically reviewed by our Compensation Committee). The Employment Agreement includes certain restrictive covenants prohibiting competition and disclosure of confidential or proprietary information.
The Employment Agreement may be terminated by either party at any time. In the event of such termination by the Company prior to a “change in control” and not for “cause” (each as defined in the Employment Agreement), the executive will be entitled to 12 months’ severance in the form of salary continuation. In the event of a termination of employment upon or within three years after a change in control, either by the Company not for cause or by the executive for “good reason” (as defined in the Employment Agreement), the executive will be entitled to severance pay (calculated in accordance with a formula set forth in the Employment Agreement) and continued medical, dental, disability and group insurance benefits. The severance amount is capped to prevent the imposition of the excise tax on severance payments imposed by the Internal Revenue Code unless the executive would be in a better economic position by receiving the full severance and paying all taxes. The Employment Agreement does not provide for any tax gross-up by the Company.
The Indemnification Agreement provides similar rights to indemnification against liability and expenses as are provided in the Company’s Bylaws. In addition, the Indemnification Agreement provides that the Company will pay expenses (including attorneys’ fees) incurred or estimated to be incurred by an executive-indemnitee in connection with a threatened, pending or completed action, suit or proceeding in advance of its final disposition provided the executive-indemnitee agrees to repay to the Company the amount of such expenses that it is ultimately determined the individual is not entitled to be indemnified for. The Indemnification Agreement also provides that the Company agrees to purchase and maintain certain directors’ and officers’ liability insurance.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Executive Officer Agreement as of May 2011 (Exhibit 10.1 of Form 10-Q filed May 13, 2011 is incorporated herein by reference)
10.2	Form of Indemnification Agreement for Named Executive Officers (Exhibit 10.2 of the Form 8-K filed March 22, 2005 is incorporated herein by reference)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: February 6, 2017	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel